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 NUMBER           INCORPORATED UNDER THE LAWS OF THE STATE OF             SHARES
 ------                             MARYLAND                              ------




                                     COMMON


                            CHINA AGRI-BUSINESS, INC.
                             TOTAL AUTHORIZED ISSUE
            100,000,000 COMMON SHARES WITH $0.00 PAR VALUE PER SHARE


This is to Certify that________________________________________ is the owner of

_________________________________________________________________ fully paid and non-assessable COMMON shares of CHINA AGRI-BUSINESS, INC. transferable only on the books of the Corporation by the holder hereof in person or by the duly authorized Attorney upon surrender of this certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized offices.




Dated



Secretary                                                     President



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